Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jeffrey T. Housenbold, the President and Chief Executive Officer of Shutterfly, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the period ended December 31, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

Date: March 10, 2008